Global Payments Reports First Quarter 2022 Results

May 2, 2022

Reaffirms Outlook for 2022
Signs Letter of Intent with Caixabank for Card Issuing Technologies
Reports Progress On Strategic Review of Netspend Consumer Business
Exits Russian Business

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2022.

"The resilience of our business continued through the first quarter of 2022 with performance exceeding our expectations despite incremental macro headwinds throughout the period," said Jeff Sloan, Chief Executive Officer. "We are especially pleased with the results for our Merchant Solutions business, which again demonstrated ongoing momentum as our strategies for differentiated growth continue to win in the marketplace.”

Sloan continued, "We are delighted to announce that Caixabank has now signed a letter of intent memorializing Global Payments as its technology partner for its card issuing businesses following our selection as the finalist company early in 2022. This is the largest new customer LOI for our Issuer Solutions business since 2013 and would more than double our implementation pipeline, providing opportunities for accelerated growth over the next several years. In conjunction with recent wins with a debit focus, our partnership with Caixabank positions Global Payments as a leading debit technology provider across Europe.

“We also continue to make progress on refining our portfolio mix by simplifying the composition of our businesses and maintaining our focus on our core corporate customers. First, we are pleased to report that we have made progress with the strategic review of the Netspend consumer business that we announced this past February.”

Sloan concluded, “Second, in regards to the exit of our Russian business, this has been a difficult time for our team members, customers and partners across the region and especially in Ukraine. We have provided financial and humanitarian support to those impacted.”

First Quarter 2022 Summary
•GAAP revenues were $2.16 billion, compared to $1.99 billion in the first quarter of 2021; diluted earnings per share were $0.87 compared to $0.66 in the prior year; and operating margin was 17.4% compared to 13.8% in the prior year.
•Adjusted net revenues increased 8% to $1.95 billion, compared to $1.81 billion in the first quarter of 2021.
•Adjusted earnings per share increased 14% to $2.07, compared to $1.82 in the first quarter of 2021.
•Adjusted operating margin of 41.1% expanded 50 basis points.

2022 Outlook
“We are pleased with our strong financial performance in the first quarter, which exceeded our expectations despite the ongoing impacts of the pandemic, incremental headwinds from the war in Europe and adverse foreign currency exchange rates,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We achieved high-single-digit adjusted net revenue growth, adjusted operating margin expansion and mid-teens adjusted earnings per share growth driven by consistent execution of our technology-enabled strategy.

“For 2022, the company continues to expect adjusted net revenue to be in a range of $8.42 billion to $8.50 billion, reflecting growth of 9% to 10% (10% to 11% on a constant currency basis) over 2021, and adjusted earnings per share to be in a range of $9.45 to $9.67, reflecting growth of 16% to 19% (17% to 20% on a constant currency basis) over 2021. We are raising our expectation for annual adjusted operating margin for 2022 to expand by up to 125 basis points (up to 175 basis points excluding acquisitions), an increase from the prior outlook of up to 100 basis points (up to 150 basis points excluding acquisitions).”

Todd concluded, “This outlook presumes continuing recovery from the pandemic worldwide and a stable global macroeconomic environment throughout 2022.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable June 24, 2022 to shareholders of record as of June 10, 2022.

Conference Call
Global Payments’ management will host a live audio webcast today, May 2, 2022, at 8:00 a.m. EST to discuss financial results and business highlights.The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 25,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2022; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; timing and completion of anticipated benefits of acquisitions or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic and the evolving situation involving Ukraine and Russia; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic or otherwise; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on the Company’s business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021	% Change

Revenues	$2,156,254	$1,990,007	8.4%

Operating expenses:
Cost of service	957,158	925,246	3.4%
Selling, general and administrative	823,149	789,502	4.3%
	1,780,307	1,714,748	3.8%

Operating income	375,947	275,259	36.6%

Interest and other income	1,711	4,234	(59.6)%
Interest and other expense	(93,283)	(83,141)	12.2%
	(91,572)	(78,907)	16.1%

Income before income taxes and equity in income of equity method investments	284,375	196,352	44.8%
Income tax expense	52,218	20,675	152.6%
Income before equity in income of equity method investments	232,157	175,677	32.1%
Equity in income of equity method investments, net of tax	17,479	22,733	(23.1)%
Net income	249,636	198,410	25.8%
Net income attributable to noncontrolling interests, net of income tax	(4,903)	(1,729)	183.6%
Net income attributable to Global Payments	$244,733	$196,681	24.4%

Earnings per share attributable to Global Payments:
Basic	$0.87	$0.66	31.8%
Diluted	$0.87	$0.66	31.8%

Weighted-average number of shares outstanding:
Basic	282,100	296,425
Diluted	282,567	297,671

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021	% Change

Adjusted net revenue	$1,952,654	$1,812,218	7.7%

Adjusted operating income	802,471	735,115	9.2%

Adjusted net income attributable to Global Payments	584,841	541,363	8.0%

Adjusted diluted earnings per share attributable to Global Payments	$2.07	$1.82	13.7%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2022		March 31, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,473,019	$1,337,193	$1,267,872	$1,149,820	16.2%	16.3%
Issuer Solutions	511,501	442,543	500,251	439,380	2.2%	0.7%
Business and Consumer Solutions	195,772	195,772	243,585	243,585	(19.6)%	(19.6)%
Intersegment Elimination	(24,038)	(22,854)	(21,701)	(20,567)	(10.8)%	(11.1)%
	$2,156,254	$1,952,654	$1,990,007	$1,812,218	8.4%	7.7%

Operating income:
Merchant Solutions	$444,530	$632,117	$339,989	$532,142	30.7%	18.8%
Issuer Solutions	58,102	188,733	68,455	189,788	(15.1)%	(0.6)%
Business and Consumer Solutions	33,658	51,121	61,923	80,862	(45.6)%	(36.8)%
Corporate	(160,343)	(69,500)	(195,108)	(67,677)	17.8%	(2.7)%
	$375,947	$802,471	$275,259	$735,115	36.6%	9.2%

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See Schedules 6 and 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$2,045,277	$1,979,308
Accounts receivable, net	972,961	946,247
Settlement processing assets	1,450,419	1,143,539
Prepaid expenses and other current assets	683,753	641,891
Total current assets	5,152,410	4,710,985
Goodwill	24,793,799	24,813,274
Other intangible assets, net	11,292,243	11,633,709
Property and equipment, net	1,716,257	1,687,586
Deferred income taxes	22,754	12,117
Other noncurrent assets	2,457,797	2,422,042
Total assets	$45,435,260	$45,279,713

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$497,345	$484,202
Current portion of long-term debt	120,226	78,505
Accounts payable and accrued liabilities	2,550,112	2,542,256
Settlement processing obligations	1,699,491	1,358,051
Total current liabilities	4,867,174	4,463,014
Long-term debt	11,723,798	11,414,809
Deferred income taxes	2,725,980	2,793,427
Other noncurrent liabilities	723,503	739,046
Total liabilities	20,040,455	19,410,296
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2022 and December 31, 2021; 281,434,153 issued and outstanding at March 31, 2022 and 284,750,452 issued and outstanding at December 31, 2021	—	—
Paid-in capital	22,338,086	22,880,261
Retained earnings	3,068,683	2,982,122
Accumulated other comprehensive loss	(247,205)	(234,182)
Total Global Payments shareholders’ equity	25,159,564	25,628,201
Noncontrolling interests	235,241	241,216
Total equity	25,394,805	25,869,417
Total liabilities and equity	$45,435,260	$45,279,713

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021

Cash flows from operating activities:
Net income	$249,636	$198,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	99,665	96,372
Amortization of acquired intangibles	329,007	329,201
Amortization of capitalized contract costs	25,906	21,050
Share-based compensation expense	38,399	37,165
Provision for operating losses and credit losses	28,523	23,405
Noncash lease expense	21,555	27,066
Deferred income taxes	(80,841)	(56,390)
Equity in income of equity method investments, net of tax	(17,479)	(22,733)
Distribution received on investments	6,022	438
Other, net	6,127	(6,285)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(34,191)	(37,141)
Settlement processing assets and obligations, net	48,198	21,714
Prepaid expenses and other assets	(115,904)	(33,128)
Accounts payable and other liabilities	25,377	262
Net cash provided by operating activities	630,000	599,406
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(4,726)	(11,074)
Capital expenditures	(156,102)	(86,159)
Other, net	5	293
Net cash used in investing activities	(160,823)	(96,940)
Cash flows from financing activities:
Net borrowings from settlement lines of credit	16,497	108,488
Proceeds from long-term debt	1,529,157	1,987,005
Repayments of long-term debt	(1,176,496)	(1,575,435)
Payments of debt issuance costs	(1,706)	(6,819)
Repurchases of common stock	(649,654)	(802,955)
Proceeds from stock issued under share-based compensation plans	7,940	17,705
Common stock repurchased - share-based compensation plans	(26,295)	(39,437)
Distributions to noncontrolling interests	(5,534)	—
Dividends paid	(70,243)	(57,574)
Net cash used in financing activities	(376,334)	(369,022)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(36,147)	(21,141)
Increase in cash, cash equivalents and restricted cash	56,696	112,303
Cash, cash equivalents and restricted cash, beginning of the period	2,123,023	2,089,771
Cash, cash equivalents and restricted cash, end of the period	$2,179,719	$2,202,074

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,156,254	$(203,600)	$—	$—	$1,952,654

Operating income	$375,947	$3,612	$422,913	$—	$802,471

Net income attributable to Global Payments	$244,733	$3,612	$423,578	$(87,082)	$584,841

Diluted earnings per share attributable to Global Payments	$0.87				$2.07

Diluted weighted average shares outstanding	282,567				282,567

	Three Months Ended March 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,990,007	$(177,789)	$—	$—	$1,812,218

Operating income	$275,259	$1,749	$458,107	$—	$735,115

Net income attributable to Global Payments	$196,681	$1,749	$450,935	$(108,002)	$541,363

Diluted earnings per share attributable to Global Payments	$0.66				$1.82

Diluted weighted average shares outstanding	297,671				297,671

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2022 and March 31, 2021, net revenue adjustments include $3.6 million and $1.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2022, earnings adjustments to operating income included $329.2 million in cost of services (COS) and $93.7 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $329.0 million and other items of $0.2 million. Adjustments to SG&A include share-based compensation expense of $38.4 million, acquisition and integration expenses of $51.0 million and other items of $4.3 million.

For the three months ended March 31, 2021, earnings adjustments to operating income included $329.2 million in COS and $128.9 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $329.2 million. Adjustments to SG&A include share-based compensation expense of $37.2 million and acquisition and integration expenses of $91.7 million. Net income attributable to Global Payments also reflects the removal of $6.3 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,473,019	$(135,826)	$—	$1,337,193
Issuer Solutions	511,501	(68,958)	—	442,543
Business and Consumer Solutions	195,772	—	—	195,772
Intersegment Eliminations	(24,038)	1,184	—	(22,854)
	$2,156,254	$(203,600)	$—	$1,952,654

Operating income:
Merchant Solutions	$444,530	$80	$187,508	$632,117
Issuer Solutions	58,102	3,532	127,099	188,733
Business and Consumer Solutions	33,658	—	17,463	51,121
Corporate	(160,343)	—	90,843	(69,500)
	$375,947	$3,612	$422,913	$802,471

	Three Months Ended March 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,267,872	$(118,052)	$—	$1,149,820
Issuer Solutions	500,251	(60,871)	—	439,380
Business and Consumer Solutions	243,585	—	—	243,585
Intersegment Eliminations	(21,701)	1,134	—	(20,567)
	$1,990,007	$(177,789)	$—	$1,812,218

Operating income:
Merchant Solutions	$339,989	$294	$191,859	$532,142
Issuer Solutions	68,455	1,455	119,878	189,788
Business and Consumer Solutions	61,923	—	18,939	80,862
Corporate	(195,108)	—	127,431	(67,677)
	$275,259	$1,749	$458,107	$735,115

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2022 and March 31, 2021, net revenue adjustments include $3.6 million and $1.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2022, earnings adjustments to operating income included $329.2 million in COS and $93.7 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $329.0 million and other items of $0.2 million. Adjustments to SG&A include share-based compensation expense of $38.4 million, acquisition and integration expenses of $51.0 million and other items of $4.3 million.

For the three months ended March 31, 2021, earnings adjustments to operating income included $329.2 million in COS and $128.9 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $329.2 million. Adjustments to SG&A include share-based compensation expense of $37.2 million and acquisition and integration expenses of $91.7 million.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2021	2022 Outlook	% Change
Revenues:
GAAP revenues	$8.52	$9.22 to $9.30	8% to 9%
Adjustments(1)	(0.78)	(0.80)
Adjusted net revenue	$7.74	$8.42 to $8.50	9% to 10%

Earnings Per Share:
GAAP diluted EPS	$3.29	$4.50 to $4.72	37% to 43%
Adjustments(2)	4.87	4.95
Adjusted EPS	$8.16	$9.45 to $9.67	16% to 19%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2021 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.39, 3) share-based compensation expense of $0.47, 4) acquisition and integration expense of $0.89, 5) facilities exit charges of $0.15, 6) other items of $(0.01), 7) equity method investment earnings from our interest in a private equity investment fund of $(0.16) and 8) discrete tax items of $0.12. Adjustments to 2021 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. Adjusted net revenue and adjusted EPS range on a constant currency basis excludes the estimated impact of foreign currency fluctuations and is calculated using average exchange rates during 2021. Adjusted EPS for 2022 excludes the impact of any impairment losses. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.